Exhibit 10.50

Collection and Payment Agency Business Cooperation Agreement

Place of execution and performance: Xihu District, Hangzhou City

Party A: Ganzhou Happy Life Network Microcredit Co., Ltd.

Legal Representative: Luo Min

Contact Person (required):

Mobile phone (required):

Email (required):

Address (required): 13/15 F, No. 222, Huizhong Beili, Chaoyang District, Beijing

Party B: Zhejiang E-Commerce Bank Co. Ltd.

Legal Representative: Jing Xiandong

Contact Person (required):

Mobile phone (required):

Email (required):.

Address (required): 16F, Block 1, Delixi Mansion, 28-38 Xueyuan Road, Xihu District, Hangzhou City

In witness whereof, Party A and Party B agree as follows, on the basis of autonomy of will, equality, equity, good faith and mutual benefit, in connection with collection and payment agency business cooperation, in accordance with the Contract Law of the People’s Republic of China and relevant laws and regulations.

Article I    Scope of Cooperation

1.1	Collection Agency Service:

Collection agency service referred to herein, means the activity that Party A requests Party B by giving a collection instruction, or authorizes Party B to deduct through Party B’s system a certain amount from Party A’s designated client account (including but not limited to any such account opened by a client with Party A or any of Party A’s cooperative institutions that such amount may be effectively deducted from; the same applies below) and transfer such amount to Party A’s designated receiving account (hereinafter referred to as “Party A’s Receiving Account”) [REDACTED]1 the effective deduction. Please see Exhibit 1 for details.

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1.2	Payment Agency Service:

Payment agency service referred to herein, means the activity that Party A requests Party B by giving a payment instruction, or authorizes Party B to deduct and transfer, through Party B’s system, a certain amount from Party A’s designated payment account (hereinafter referred to as “Party A’s Payment Account”, please see Exhibit 2 for details) to a designated client account.

1.3	Services Party A requests Party B to activate (1) (2) .

(1)	collection agency service;

(2)	payment agency service.

1.4	The service(s) hereunder shall be effected by means of (2) .

(1)	Party A’s issuance of an instruction, i.e., Party A gives a collection and/or payment instruction directly to Party B through Party B’s system.

(2)	Party A’s authorization, i.e., Party A authorizes Party B, or authorizes a third party to give a collection and/or payment instruction to Party B to effect such service(s).

Article II    Instructions of Collection and Payment

2.1	Party A shall issue an instruction with a security authentication method recognized by both Party A and Party B, and such instruction as issued with such security authentication method shall be deemed as Party A’s act in person, and no obligation shall be imposed upon Party B to further verify such instruction.

2.2	Party A shall issue to Party B an instruction in such format of data and with such method of data submission as required by Party B.

2.3	Party B shall implement Party A’s instruction based on the information set forth therein (including but not limited to the name of client, identity, designated client account and relevant amount) upon receipt of the same (if the client account with regard to the collection or payment agency service is opened with Party B’s cooperative institution, the amount-receiving time shall be subject to such cooperative institution.)

2.4	Party A shall guarantee for the truthfulness, accuracy and completeness as well as duly authorization (if so required) of such instruction.

2.5	Party B will not examine in any way Party A’s instruction, and will not assume any liability arising from implementation of Party A’s instruction. Party B shall be indemnified in full by Party A from any loss incurred in connection with implementation of Party A’s instruction.

2.6	This Article shall not apply in the scenario where Party B effects the service by means of Party A’s authorization, in which case, Party B shall have the right to directly effect relevant service pursuant to Party A’s written authorization.

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Article III    Party A’s Rights and Obligations

3.1	Any dispute between Party A and any holder of a client account not arising from Party B’s fault shall be independent of the allocation of rights and obligations between Party A and Party B hereunder. Party A shall be responsible to resolve any dispute or controversy between Party A and any holder of a client account, and Party B shall in no event be held liable therefor.

3.2	If Party A opens and maintains a settlement account with Party B for the collection and payment agency services, Party A shall warrant: (1) that Party A has obtained and completed such approvals, filings and authorizations as necessary for opening of such settlement account, and that Party A has the right and authority to have such settlement account used for collection and payment agency service; (2) that Party A’s settlement account is operative rather than frozen or restricted; and (3) that no encumbrance has been created or maintained upon such settlement account, including but not limited to any form of pledge. Party B shall not be held liable for any failure in implementing any instruction in part or in whole, or collecting or paying any amount relevant to this Agreement with or from Party A’s settlement account, as a result of any inconformity of Party A’s settlement account with the said criteria.

3.3	In terms of collection agency service, Party A shall ensure that the holder of a client account relevant to collection agency service authorizes and consents to such collection agency service conducted by Party B. Party B shall not be held liable for any issue arising from unauthorized collection, defective authorization or other unusual circumstances, and Party A shall indemnify Party B in full amount against any loss incurred by Party B or other adverse effect, and shall make its best effort to cooperate with Party B to eliminate such adverse effect.

3.4	Unless otherwise expressly prescribed by law, Party B shall not be held liable for any failure to implement the instruction as a result of any unusual circumstance of any client account relevant to the collection agency service, such as insufficient balance, or a frozen or restricted account, etc..

3.5	In terms of payment agency service, Party A shall guarantee that there is sufficient balance available in Party A’s payment account, and Party A shall be solely liable for any adverse consequence of Party B’s failure to implement any instruction arising from insufficient balance available or other unusual circumstances of such account. Party B shall not be held liable for any failure to implement the instruction as a result of any unusual circumstance of any client account relevant to the payment agency service, such as insufficient balance, or a frozen or restricted account, etc..

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3.6	Party A shall guarantee for the truthfulness, legitimacy and compliance of any amount collected and paid through the agency and the purposes thereof, and shall guarantee that its applications for collection and payment agency services comply with Renminbi settlement account, financial, tax and anti-money laundering provisions of relevant laws, regulations and regulatory requirements. Party B may at its sole discretion refuse to implement any such instruction of Party A’s as is in breach of the foregoing or any other requirement that Party B shall comply with. Party A shall be liable for any and all losses arising from any such breach, and Party B shall have the right to claim against Party A any loss already incurred by Party B in connection therewith.

3.7	If any client subject to collection of an amount through the agency raises any objection against Party A’s collection instruction, Party B shall notify Party A of the same by means of email using the email address first written above herein, and Party A shall properly settle any such dispute within three (3) business days of Party B’s notice.

3.8	The services contemplated hereunder may only be used for Party A’s own purpose, and no such service may be provided or provided in a disguised form for any third party’s purpose, without Party B’s written consent thereto. Otherwise, Party B shall have the right to terminate at any time its performance of the services hereunder for Party A.

Article IV    Party B’s Rights and Obligations

4.1	Party B shall perform collection and payment agency services for Party A in accordance with the provisions of this Agreement, and shall be responsible to offer to Party B the technical support required for such collection and payment agency services hereunder.

4.2	Party B shall promptly record the result of any collection or payment agency service in its system, upon completion of such service.

4.3	Party B shall not be held liable for any failure or error in collecting or paying any amount on behalf of Party A for any reason not attributable to Party B.

4.4	Party B shall have the right to examine whether Party A’s instruction is complete and correctly written, and where Party A’s instruction does not satisfy Party B’s relevant rules or comply with laws, regulations and regulatory requirements, or is incomplete or inaccurate, Party B shall have the right to reject such instruction.

4.5	Party B shall have the right to monitor and control risk exposure of transaction fund by limiting transaction quota and/or number of transactions based on requirements of relevant regulatory authority or business administration.

4.6	Party B shall have the right to suspend collection and/or payment agency services based on its need of system upgrade, provided that Party B shall give a prior notice to Party A, by means of telephone, short message or email.

4.7	Party B shall have the right to examine Party A’s eligibility as an entity, credit status, status of operation etc., in various manners and from time to time, and Party A shall furnish Party B with requested information, written description and/or other relevant documents to cooperate with Party B in its examination.

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4.8	Where any complaint arises from any deduction by mistake of an amount from any client account for collection or any delay of payment to a client account for payment, Party B shall inform relevant client of Party A’s relevant instruction. However, Party B shall have no obligation to resolve any such dispute with any client, except in connection with any service performed in the manner of authorization by Party A. Party A shall be responsible to resolve any dispute with client and explain to such client, and shall assume relevant liabilities.

Article V    Deposit and Handling of Objection

5.1	Party A shall, within [REDACTED][2] business days following execution of this Agreement, pay to Party B’s designated account an amount equaling RMB [REDACTED][3] as the initial deposit, and Party B may perform related services upon Party A’s payment of such initial deposit. The deposit may be subsequently adjusted through negotiation between Party A and Party B based on actual transaction volume, provided that any adjusted deposit shall not fall below the initial deposit. Interest shall accrue at the annualized rate of [REDACTED][4]% upon the said deposit.

Account Number: [REDACTED]5

Account Name: [REDACTED]6

Bank of Account Opening: [REDACTED]7

5.2	The deposit will be used for unconditional prioritized reimbursement of any damage to Party B or any client due to any breach of laws and regulations, regulatory requirements and provisions of this Agreement by Party A, or any risk of liability before relevant regulator arising from its own business operation.

5.3	Party B may also deduct relevant amount from such special account for deposit to offset any fee payable from Party A to Party B in the case of Party A’s failure of payment of the same in accordance with the provisions of this Agreement.

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5.4	Upon any deduction of deposit, Party A shall make up for the shortfall within [REDACTED][8] business days. Where the deposit is insufficient for deduction, Party A shall make up for the shortfall within [REDACTED][9] business day so as Party B may deduct relevant amount timely. If the deposit is not timely replenished due to Party A’s reason, Party B shall have the right to charge Party A a penalty at a daily rate of [REDACTED][10].

5.5	Unless otherwise specified herein, Party A shall not make any payment with, transfer or otherwise dispose of any amount of fund in the special account for deposit during the term of this Agreement, without Party B’s written consent. No online banking or bank-corporate system integration services may be activated with the special account for deposit. Party B shall have the right to require Party A to provide other valid guaranty, if such deposit is frozen or withdrawn by any competent authority; and if Party A fails to provide such guaranty or the guaranty provided is not recognized by Party B, Party B shall have the right to unilaterally terminate this Agreement, and Party A may not raise objection thereto.

Article VI    Service Fees

6.1	Party A agrees to pay relevant fees to Party B as follows:

Collection Agency Service	RMB [REDACTED][11] each transaction
Payment Agency Service	RMB [REDACTED][12] each transaction

6.2	The account of fees will be settled monthly. Party A and Party B shall check with each other the account of fees for the preceding month by each [REDACTED][13] day of a month, and upon confirmation of consistency, Party A shall make payment of such fees within [REDACTED][14] business days, and a penalty will be imposed for any delay at the daily rate of [REDACTED][15]. Where there is any inconsistency between the parties’ data, Party B’s record in its system shall prevail. Party B shall issue relevant invoice for value-added tax purpose prior to Party A’s payment.

Party B’s Account Information: [REDACTED]16

Account Number: [REDACTED]17

Account Name: [REDACTED]18

Bank of Account Opening: [REDACTED]19

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Article VII    Force Majeure

7.1	An event of force majeure (“Force Majeure Event”) refers to any such event beyond reasonable control of, and unforeseeable or inevitable even if foreseen by Party A and/or Party B, as may obstruct, affect or delay either party’s performance of its obligations hereunder, in whole or in part, in accordance with this Agreement. Such events include, without limitation, earthquake, typhoon, flood, fire, plague, other catastrophes, war, coup, riot, strike or other similar occurrences.

7.2	Upon occurrence of any Force Majeure Event, a party suffering from such Force Majeure Event shall not be deemed in breach of this Agreement therefor, but such party shall notify the other party immediately and furnish the other party with supporting documents within five (5) days, explaining details of relevant event and the reasons for any failure of performance of this Agreement, in part or in whole, or any delay thereof. The parties shall determine in writing whether performance of this Agreement will be delayed or whether the agreement will be terminated, on the basis of unanimous agreement through negotiation.

Article VIII    Interruption and Breakdown of Information System

No liability shall be borne by Party B for any damages, if Party B is not able to normally perform its obligations hereunder as a result of non-operation of Party B’s related system or software under the circumstances including but not limited to:

(1)	Party B’s shutdown of system for maintenance or upgrade;

(2)	typhoon, earthquake, flood, thunderbolt, terrorist attack or other force majeure;

(3)	breakdown of the communication line or power supply circuit of Party A’s system;

(4)	virus, Trojan, malware attack, network congestion, unstable system, device or system breakdown, communication breakdown, power failure, bank’s reasons, defects in third-party’s services or act of government etc.; and

(5)	other circumstances under which Party B is not able to normally perform its services for any reason not attributable to Party B.

CONFIDENTIAL TREATMENT REQUESTED BY QUDIAN

In the event of any information display by mistake or Party A’s unjust enrichment arising from Party B’s system error, failure or otherwise, Party A agrees that Party B may by itself or through any third party (including but not limited to Alipay) take proper remedial measures such as correction of error, withholding and transfer of relevant amount, suspension of service, etc..

Article IX    Governing Law and Dispute Resolution

This Agreement shall be governed by the PRC law. Any dispute arising in the course of performance of this Agreement shall be resolved through negotiation. If any such dispute cannot be so resolved, a lawsuit may be brought before local people’s court at the place of execution of this Agreement. During the proceeding, obligations under provisions of this Agreement not involved in the dispute shall still be performed.

Article X    Effectiveness of this Agreement and Miscellaneous

10.1	This Agreement shall be effective on the date on which the parties affix their common seals or special seals for contract hereon, for a term ending at March 10, 2018.

10.2	The Exhibits hereto constitute part of this Agreement and shall have the same legal effect.

10.3	Anything not covered hereby shall be otherwise determined in a written supplement agreement entered into by the parties through negotiation. Such supplement agreement shall constitute part of this Agreement, having the same legal effect. In the event of any inconsistency between the supplement agreement and this Agreement, the supplement agreement shall prevail.

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This Agreement is executed in quadruplicate, with each party holding two copies, which shall have the same legal effect.

Party A: Ganzhou Happy Life Network Microcredit Co., Ltd.

(Seal)

Date:

Party B: Zhejiang E-Commerce Bank Co. Ltd.

(Please seal)

(Seal)

Date: March 7, 2017

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Exhibit 1    Information of Party A’s Receiving Bank Account

Bank of Account Opening of Party A’s Receiving Bank Account: [REDACTED]20

Account Number: [REDACTED]21

Account Name: [REDACTED]22

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Exhibit 2    Information of Party A’s Payment Bank Account

Bank of Account Opening of Party A’s Payment Bank Account: [REDACTED]23

Account Number: [REDACTED]24

Account Name: [REDACTED]25

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Exhibit 3    Power of Attorney in connection with Collection and Payment Agency Services and Delivery of Information

Attn: Zhejiang E-Commerce Bank Co. Ltd.

Given that our company has entered into the Collection and Payment Agency Business Cooperation Agreement with you, pursuant to which you shall perform collection and payment agency services, our company hereby agrees that you may act to the extent of the following authorization:

1.	Our company hereby authorizes you to collect payment from client accounts on our behalf based on the information furnished to you by Chongqing Alibaba Small Loans Co., Ltd. (“CASL”), including client identity, account information, amount to be collected, among others, and our company hereby confirms that such clients have granted duly authorization of the same; and

2.	Our company hereby authorizes you to deduct and transfer relevant amounts on behalf of our company from our receiving account and/or payment account to the client accounts furnished to you by CASL, on the basis of the type of service set forth in the Collection and Payment Agency Business Cooperation Agreement by and between our company and you, and such amounts of payment as well as relevant information shall be given by CASL as authorized by our company.

This Power of Attorney shall terminate along with the termination of the Jiebei Platform Online Personal Loan Program.

The authorization is hereby granted.

The Principal:

(Seal of Ganzhou Happy Life Network Microcredit Co., Ltd.)

Date:

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